Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Phone: 1-858 658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Fourth Quarter and Fiscal 2008 Results
Fiscal 2008 Revenues $11.1 Billion, EPS $1.90
Pro Forma EPS $2.25
SAN DIEGO — November 6, 2008 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies and data solutions, today announced results for the fourth fiscal quarter and year ended September 28, 2008.
For comparison purposes, we note the following unique items:
•	The fourth quarter of fiscal 2008 results for total Qualcomm (GAAP) and Qualcomm pro forma included $560 million in revenues, or $0.20 diluted earnings per share (EPS), as a result of the execution of new license and settlement agreements with Nokia Corporation/Nokia Inc. (Nokia). The fourth quarter of fiscal 2007 results for GAAP and pro forma did not include royalty revenues from Nokia for sales of Nokia products subsequent to April 9, 2007.

•	The fourth quarter of fiscal 2008 results included $327 million in other-than-temporary impairments of marketable securities, or $0.15 negative GAAP impact and $0.14 negative pro forma impact on diluted EPS, related to the impact of the recent disruption in the financial markets on our marketable securities portfolio.

•	The fourth quarter of fiscal 2007 included a $331 million tax benefit, or $0.20 in GAAP diluted EPS, as a result of completing audits of prior years’ tax returns.
Total Qualcomm (GAAP) Results
Total Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
Fourth Quarter
•	Revenues: $3.33 billion, up 45 percent year-over-year and 21 percent sequentially.

•	Net income: $878 million, down 22 percent year-over-year and up 17 percent sequentially.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 2 of 18
•	Diluted earnings per share: $0.52, down 22 percent year-over-year and up 16 percent sequentially.

•	Effective tax rate: 21 percent.

•	Estimated share-based compensation: $98 million, net of tax, up 26 percent year-over-year and 4 percent sequentially.

•	Operating cash flow: $990 million, down 5 percent year-over-year; 30 percent of revenues.

•	Return of capital to stockholders: $266 million cash dividends in the fourth quarter, or $0.16 per share.
Fiscal 2008
•	Revenues: $11.14 billion, up 26 percent year-over-year.

•	Net income: $3.16 billion, down 4 percent year-over-year.

•	Diluted earnings per share: $1.90, down 3 percent year-over-year.

•	Effective tax rate: 17 percent.

•	Estimated share-based compensation: $367 million, net of tax, up 13 percent year-over-year.

•	Operating cash flow: $3.56 billion, down 7 percent year-over-year; 32 percent of revenues.

•	Return of capital to stockholders: $2.65 billion, including $982 million of cash dividends, or $0.60 per share, and $1.67 billion to repurchase 43 million shares of our common stock.
Qualcomm Pro Forma Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
Fourth Quarter
•	Revenues: $3.33 billion, up 44 percent year-over-year and 21 percent sequentially.

•	Net income: $1.06 billion, up 16 percent year-over-year and sequentially.

•	Diluted earnings per share: $0.63, up 17 percent year-over-year and 15 percent sequentially; excludes $0.05 loss per share attributable to the QSI segment and $0.06 loss per share attributable to certain estimated share-based compensation.

•	Effective tax rate: 22 percent.

•	Free cash flow: $796 million, down 13 percent year-over-year; 24 percent of revenues (defined as net cash from operating activities less capital expenditures).
Fiscal 2008

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 3 of 18
•	Revenues: $11.13 billion, up 25 percent year-over-year.

•	Net income: $3.74 billion, up 10 percent year-over-year.

•	Diluted earnings per share: $2.25, up 12 percent year-over-year; excludes $0.12 loss per share attributable to the QSI segment, $0.22 loss per share attributable to certain estimated share-based compensation and $0.01 loss per share attributable to acquired in-process R&D.

•	Effective tax rate: 20 percent.

•	Free cash flow: $3.52 billion, even year-over-year; 32 percent of revenues.
Detailed reconciliations between total Qualcomm (GAAP) results and cash flow and Qualcomm pro forma results and cash flow are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
“I am very pleased with the performance of our businesses this past year, particularly the strong execution of our chipset business and our successful settlement with Nokia. While we continue to see strong growth in 3G CDMA, the current macroeconomic conditions and potential for further economic slowdown creates an uncertain business environment for the next few quarters,” said Dr. Paul E. Jacobs, chief executive officer of Qualcomm. “As a result of the credit crisis and the economic uncertainty, our guidance reflects slower end-market device growth for 2009 than previously anticipated and a significant contraction in channel inventory in the first and second fiscal quarters. While we are estimating strong growth for CDMA-based devices in calendar year 2009, driven by a shift to emerging markets, this growth is meaningfully less than we would have forecast just a few weeks ago.”
“Although the full impact of the current economic environment is impossible to predict, our balance sheet remains strong and our business operations continue to generate strong cash flow. Our investments in innovative research and development programs, such as Snapdragon™, Gobi™, mobile TV, mobile commerce and next-generation technologies continue to grow our industry-leading product and intellectual property portfolio and open up exciting new markets for future growth. We are well positioned to navigate through these uncertain times and will continue to focus on our long-term strategic objectives.”

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 4 of 18
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $11.3 billion at the end of the fourth quarter of fiscal 2008, compared to $11.2 billion at the end of the third quarter of fiscal 2008 and $11.8 billion a year ago. In October 2008, we received a non-refundable payment of $2.5 billion related to new license and settlement agreements with Nokia. On October 22, 2008, we announced a cash dividend of $0.16 per share payable on January 7, 2009 to stockholders of record at the close of business on December 11, 2008.
There has been a major disruption in U.S. and foreign credit and financial markets that has depressed securities values, and our investments in marketable securities have been impacted. As a result, during the quarter ended September 28, 2008, we recorded other-than-temporary impairments on marketable securities of $327 million, which is approximately 3 percent of the recorded value of our cash, cash equivalents and marketable securities balance at September 28, 2008. In addition, at September 28, 2008 and October 31, 2008, we had net unrealized losses on marketable securities of $347 million and $1.26 billion, respectively.
Research and Development

		Estimated
	Qualcomm Pro	Share-Based		Total Qualcomm
($ in millions)	Forma	Compensation	QSI	(GAAP)
Fourth quarter fiscal 2008	$528	$69	$24	$621
As a % of revenues	16%		N/M	19%
Fourth quarter fiscal 2007	$410	$55	$16	$481
As a % of revenues	18%		N/M	21%
Year-over-year change ($)	29%	25%	50%	29%
Pro forma R&D expenses increased 29 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services, including lower-cost devices, the integration of wireless technologies with consumer electronics and computing, the convergence of multiband, multimode, multinetwork products and technologies, third-party operating systems and services platforms. QSI R&D expenses were related to MediaFLO USA.
Selling, General and Administrative

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 5 of 18

		Estimated
	Qualcomm Pro	Share-Based		Total Qualcomm
($ in millions)	Forma	Compensation	QSI	(GAAP)
Fourth quarter fiscal 2008	$346	$67	$43	$456
As a % of revenues	10%		N/M	14%
Fourth quarter fiscal 2007	$248	$53	$22	$323
As a % of revenues	11%		N/M	14%
Year-over-year change ($)	40%	26%	95%	41%
Pro forma selling, general and administrative (SG&A) expenses increased 40 percent year-over-year, primarily attributable to an increase in employee-related expenses in the fourth quarter of fiscal 2008 combined with the impact of a gain on the sale of a building in the fourth quarter of fiscal 2007. QSI SG&A expenses were primarily related to MediaFLO USA.
Effective Income Tax Rate
Our fiscal 2008 effective income tax rate for total Qualcomm (GAAP) was 17 percent compared with our prior estimate of 16 percent. Our fiscal 2008 pro forma effective tax rate was 20 percent compared with our prior estimate of 19 percent. The fiscal 2008 total Qualcomm (GAAP) and pro forma effective tax rates are higher than our prior estimates primarily due to increased income taxed at the United States federal rate.
Qualcomm Strategic Initiatives
The QSI segment is composed of our strategic investments, including our MediaFLO USA subsidiary. Total Qualcomm (GAAP) results for the fourth quarter of fiscal 2008 included a $0.05 loss per share for the QSI segment. The fourth quarter of fiscal 2008 QSI results included $102 million in operating expenses, primarily related to MediaFLO USA.
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
The recent financial disruption affecting the banking system and financial markets has resulted in extreme volatility in fixed income, credit and equity markets. The resulting credit crisis has

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 6 of 18
depressed global economic conditions which have the potential to adversely affect our operating results by lowering consumer demand for CDMA-based devices.
In addition, the financial disruption has, and may continue to have, an impact on the value of our marketable securities portfolio and net investment income. Given unprecedented daily market volatility and the significant judgments involved, accurately forecasting other-than-temporary impairments associated with our marketable securities portfolio is extremely difficult and actual results could vary materially. While we do not forecast impairments, our net unrealized losses on marketable securities have increased to $1.26 billion at October 31, 2008, and portions of that amount could be impaired in future periods if market conditions do not improve.
Our outlook does not include provisions for the consequences of injunctions or significant possible damages related to litigation matters, unless damages or injunctions have been awarded by a court. In addition, due to their nature, certain income and expense items, such as realized investment gains or losses, gains and losses on certain derivative instruments or asset impairments, cannot be accurately forecast. Accordingly, we exclude forecasts of such items from our business outlook, and actual results may vary materially from the business outlook if we incur any such income or expense items.
We entered into new license and settlement agreements with Nokia that cover GSM/GPRS/EDGE, CDMA2000, WCDMA (including HSPA), TD-SCDMA, OFDMA (including LTE, UMB and WiMAX) and other products and resolve all pending litigation between the parties. During the fourth quarter of fiscal 2008, we recognized $560 million (attributable to both fiscal 2008 and 2007) in licensing and royalty revenues as a result of the execution of the agreements. Consideration provided to us under the new license agreement with Nokia included, among other things, a non-refundable up-front payment of $2.5 billion, ongoing royalties and the assignment of patents that we recorded in intangible assets in the amount of $1.8 billion. At September 28, 2008, unearned revenues included $3.9 billion related to upfront consideration that resulted from the execution of the new agreements that will be recognized over the remaining term of the license agreement of approximately 14 years. Beginning on the date the patents were assigned in October 2008, the intangible assets will be amortized on a straight-line basis over their estimated useful life of approximately 15 years.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 7 of 18
The following table summarizes total Qualcomm (GAAP) and Qualcomm pro forma guidance for the first fiscal quarter and fiscal 2009 based on the current business outlook. The pro forma business outlook provided below is presented consistent with the presentation of pro forma results elsewhere herein.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 8 of 18
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
FIRST FISCAL QUARTER

	Q1’08		Current Guidance
	Results (2)		Q1’09 Estimates (3)
Qualcomm Pro Forma
Revenues	$2.44	B	$2.3B - $2.5	B
Year-over-year change			decrease 6% - increase 3%
Diluted earnings per share (EPS)	$0.52		$0.46 - $0.50
Year-over-year change			decrease 4% - 12%
Total Qualcomm (GAAP)
Revenues	$2.44	B	$2.3B - $2.5	B
Year-over-year change			decrease 6% - increase 2%
Diluted earnings per share (EPS)	$0.46		$0.35 - $0.39
Year-over-year change			decrease 15% - 24%
Diluted EPS attributable to QSI	$(0.01)		$(0.04)
Diluted EPS attributable to estimated share-based compensation	$(0.05)		$(0.07)
Metrics
MSM shipments	approx. 79M		approx. 60M - 65M
CDMA/WCDMA devices shipped (1)	approx. 95M	*	approx. 121M - 126M	*
CDMA/WCDMA device wholesale average selling price (1)	approx. $211	*	approx. $205	*

*	Shipments in September quarter, reported in December quarter
FISCAL YEAR

	FY 2008		Current Guidance
	Results		FY 2009 Estimates (3)
Qualcomm Pro Forma
Revenues	$11.13	B	$10.2B - $10.8	B
Year-over-year change			decrease 3% - 8%
Diluted earnings per share (EPS)	$2.25		$2.00 - $2.10
Year-over-year change			decrease 7% - 11%
Total Qualcomm (GAAP)
Revenues	$11.14B		$10.2B - $10.8	B
Year-over-year change			decrease 3% - 8%
Diluted earnings per share (EPS)	$1.90		$1.61 - $1.71
Year-over-year change			decrease 10% - 15%
Diluted EPS attributable to QSI	$(0.12)		$(0.14)
Diluted EPS attributable to estimated share-based compensation	$(0.22)		$(0.25)
Diluted EPS attributable to in-process R&D	$(0.01)		n/a
Metrics
Fiscal year* CDMA/WCDMA device wholesale average selling price (1)	approx. $219		approx. $195

*	Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters
CALENDAR YEAR Device Estimates (1)

	Prior Guidance	Current Guidance	Current Guidance
	Calendar 2008	Calendar 2008	Calendar 2009
CDMA/WCDMA device shipments	Estimates	Estimates	Estimates
March quarter	approx. 107M	approx. 107M	not provided
June quarter	approx. 114M - 118M	approx. 119M	not provided
September quarter	not provided	approx. 121M - 126M	not provided
December quarter	not provided	not provided	not provided
Calendar year range (approx.)	488M - 518M	475M - 485M	580M - 620M
	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	approx. 503M	approx. 480M	approx. 600M
CDMA units	approx. 229M	approx. 213M	approx. 230M
WCDMA units	approx. 274M	approx. 267M	approx. 370M

(1)	CDMA/WCDMA device shipments and average selling prices are for estimated worldwide device shipments, including shipments not reported to Qualcomm.

(2)	Our Q1’08 results do not include royalty revenues attributable to Nokia’s sales after April 9, 2007.

(3)	While we do not forecast impairments, our net unrealized losses on marketable securities have increased to $1.26 billion at October 31, 2008, and portions of that amount could be impaired in future periods if market conditions do not improve.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 9 of 18
Results of Business Segments (in millions, except per share data):
Fourth Quarter — Fiscal Year 2008

						Estimated		Total
				Reconciling	Qualcomm	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	QSI (4)	(GAAP)
Revenues	$1,761	$1,374	$190	$4	$3,329	$—	$5	$3,334
Change from prior year	24%	112%	(22%)	N/M	44%		400%	45%
Change from prior quarter	0%	71%	0%	N/M	21%		25%	21%
EBT	$449	$1,247	$(24)	$(315)	$1,357	$(146)	$(104)	$1,107
Change from prior year	6%	132%	(177%)	N/M	20%	(25%)	(63%)	17%
Change from prior quarter	(8%)	86%	N/M	N/M	22%	(5%)	(27%)	26%
EBT as a % of revenues	25%	91%	(13%)	N/M	41%	N/M	N/M	33%
Net income (loss)					$1,058	$(98)	$(82)	$878
Change from prior year					16%	(27%)	(141%)	(22%)
Change from prior quarter					16%	(4%)	(37%)	17%
Diluted EPS					$0.63	$(0.06)	$(0.05)	$0.52
Change from prior year					17%	(20%)	(150%)	(22%)
Change from prior quarter					15%	0%	(25%)	16%
Diluted shares used					1,678	1,678	1,678	1,678
Third Quarter — Fiscal Year 2008

						Estimated			Total
				Reconciling	Qualcomm	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI (4)	(GAAP)
Revenues	$1,762	$803	$190	$3	$2,758	$—	$—	$4	$2,762
EBT	487	670	(1)	(40)	1,116	(139)	(13)	(82)	882
Net income (loss)					915	(94)	(13)	(60)	748
Diluted EPS					$0.55	$(0.06)	$(0.01)	$(0.04)	$0.45
Diluted shares used					1,654	1,654	1,654	1,654	1,654
Fourth Quarter — Fiscal Year 2007

						Estimated			Total
				Reconciling	Qualcomm	Share-Based			Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items (3)	QSI (4)	(GAAP)
Revenues	$1,419	$647	$245	$(6)	$2,305	$—	$—	$1	$2,306
EBT	424	537	31	137	1,129	(117)	—	(64)	948
Net income (loss)					911	(77)	331	(34)	1,131
Diluted EPS					$0.54	$(0.05)	$0.20	$(0.02)	$0.67
Diluted shares used					1,689	1,689	1,689	1,689	1,689
First Quarter — Fiscal Year 2008

						Estimated			Total
				Reconciling	Qualcomm	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI (4)	(GAAP)
Revenues	$1,574	$650	$210	$5	$2,439	$—	$—	$1	$2,440
EBT	470	541	24	76	1,111	(124)	(2)	(55)	930
Net income (loss)					872	(84)	(1)	(20)	767
Diluted EPS					$0.52	$(0.05)	$—	$(0.01)	$0.46
Diluted shares used					1,664	1,664	1,664	1,664	1,664
Twelve Months — Fiscal Year 2008

						Estimated			Total
				Reconciling	Qualcomm	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	R&D	QSI	(GAAP)
Revenues	$6,717	$3,622	$785	$6	$11,130	$—	$—	$12	$11,142
Change from prior year	27%	31%	(5%)	N/M	25%			N/M	26%
EBT	$1,833	$3,142	$(1)	$(290)	$4,684	$(540)	$(14)	$(304)	$3,826
Change from prior year	18%	34%	(101%)	N/M	7%	(11%)	(40%)	(27%)	6%
EBT as a % of revenues	27%	87%	0%	N/M	42%	N/M	N/M	N/M	34%
Net income (loss)					$3,740	$(365)	$(13)	$(202)	$3,160
Change from prior year					10%	(14%)	(44%)	(47%)	(4%)
Diluted EPS					$2.25	$(0.22)	$(0.01)	$(0.12)	$1.90
Change from prior year					12%	(16%)	0%	(50%)	(3%)
Diluted shares used					1,660	1,660	1,660	1,660	1,660
Twelve Months — Fiscal Year 2007

						Estimated				Total
				Reconciling	Qualcomm	Share-Based		In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Pro Forma	Compensation (2)	Tax Items (3)	R&D	QSI	(GAAP)
Revenues	$5,275	$2,772	$828	$(5)	$8,870	$—	$—	$—	$1	$8,871
EBT	1,547	2,340	88	388	4,363	(487)	—	(10)	(240)	3,626
Net income (loss)					3,406	(321)	364	(9)	(137)	3,303
Diluted EPS					$2.01	$(0.19)	$0.22	$(0.01)	$(0.08)	$1.95
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693

(1)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	During the fourth quarter of fiscal 2007, the Company recorded a $331 million tax benefit, or $0.20 diluted earnings per share, related to tax expense recorded in prior years resulting from the completion of tax audits during the fourth fiscal quarter. The fiscal 2007 Qualcomm pro forma results excluded this tax benefit attributable to prior years.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 10 of 18

provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).
N/M — Not Meaningful
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s fourth quarter fiscal 2008 earnings conference call will be broadcast live on November 6, 2008 beginning at 1:45 p.m. Pacific Standard Time (PST) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on November 6, 2008, beginning at approximately 5:30 p.m. PST through December 6, 2008 at 9:00 p.m. PST. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 67351049. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at http://investor.qualcomm.com/results.cfm.
Qualcomm Incorporated (Nasdaq: QCOM) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P 100 Index, the S&P 500 Index and is a 2008 FORTUNE 500® company. For more information, please visit www.qualcomm.com.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 11 of 18
Wireless & Internet segments and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Moreover, it is generally not an expense that requires or will require cash payment by the Company. Further, share-based compensation related to options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Certain tax items related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition,

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 12 of 18
management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total Qualcomm (GAAP) results and Qualcomm pro forma results and between total Qualcomm (GAAP) cash flow and Qualcomm pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment of our technologies in wireless networks and of 3G wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; the current uncertainty of global economic conditions and its potential impact on demand for our products and our marketable securities portfolio; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; fluctuations in the demand for products, services or applications based on our technologies; our dependence on major customers and licensees; foreign currency fluctuations; strategic loans, investments and transactions we have or may pursue; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in our SEC reports.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. Snapdragon, Gobi and FLO are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 13 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 28, 2008
			Estimated				Total
	Qualcomm		Share-Based				Qualcomm
	Pro Forma		Compensation		QSI		(GAAP)
Revenues:
Equipment and services	$1,861		$—		$5		$1,866
Licensing and royalty fees	1,468		—		—		1,468

Total revenues	3,329		—		5		3,334

Operating expenses:
Cost of equipment and services revenues	877		10		35		922
Research and development	528		69		24		621
Selling, general and administrative	346		67		43		456

Total operating expenses	1,751		146		102		1,999

Operating income (loss)	1,578		(146)		(97)		1,335
Investment loss, net	(221	)(a)	—		(7	) (b)	(228)

Income (loss) before income taxes	1,357		(146)		(104)		1,107
Income tax (expense) benefit	(299	) (c)	48		22	(d)	(229	)(c)

Net income (loss)	$1,058		$(98)		$(82)		$878

Earnings (loss) per common share:
Diluted	$0.63		$(0.06)		$(0.05)		$0.52

Shares used in per share calculations:
Diluted	1,678		1,678		1,678		1,678

Supplemental Financial Data:
Operating Cash Flow	$1,153		$(98	)(f)	$(65)		$990
Operating Cash Flow as a % of Revenues	35%				N/M		30%
Free Cash Flow (e)	$796		$(98	)(f)	$(122)		$576
Free Cash Flow as a % of Revenues	24%				N/M		17%

(a)	Included $327 million in other-than-temporary losses on investments, which were not part of the Company’s strategic investment portfolio, $4 million in net realized losses on investments and $2 million in interest expense, partially offset by $112 million in interest and dividend income related to cash, cash equivalents and marketable securities.

(b)	Included $5 million in other-than-temporary losses on investments, $2 million in interest expense and $1 million in equity in losses of investees, partially offset by $1 million in net realized gains on investments

(c)	The fourth quarter of fiscal 2008 effective tax rates were approximately 21% for total Qualcomm (GAAP) and approximately 22% for Qualcomm pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the three months ended September 28, 2008, included herein.

(f)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 14 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 28, 2008
			Estimated			Total
			Share-Based	In-Process		Qualcomm
	Qualcomm Pro Forma		Compensation (a)	R&D	QSI	(GAAP)
Revenues:
Equipment and services	$7,148		$—	$—	$12	$7,160
Licensing and royalty fees	3,982		—	—	—	3,982

Total revenues	11,130		—	—	12	11,142

Operating expenses:
Cost of equipment and services revenues	3,255		39	—	120	3,414
Research and development	1,926		250	14	91	2,281
Selling, general and administrative	1,345		251	—	121	1,717

Total operating expenses	6,526		540	14	332	7,412

Operating income (loss)	4,604		(540)	(14)	(320)	3,730

Investment income, net	80	(b)	—	—	16 (c)	96

Income (loss) before income taxes	4,684		(540)	(14)	(304)	3,826
Income tax (expense) benefit	(944	)(d)	175	1	102	(666	)(d)

Net income (loss)	$3,740		$(365)	$(13)	$(202)	$3,160

Earnings (loss) per common share:
Diluted	$2.25		$(0.22)	$(0.01)	$(0.12)	$1.90

Shares used in per share calculations:
Diluted	1,660		1,660	1,660	1,660	1,660

Supplemental Financial Data:
Operating Cash Flow	$4,243		$(408) (f)	$(14)	$(263)	$3,558
Operating Cash Flow as a % of Revenue	38%				N/M	32%
Free Cash Flow (e)	$3,518		$(408) (f)	$(14)	$(935)	$2,161
Free Cash Flow as a % of Revenue	32%				N/M	19%

(a)	Estimated share-based compensation presented above and excluded from pro forma results did not include $2 million, net of tax, related to share-based awards granted under a bonus program.

(b)	Included $487 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $104 million in net realized gains on investments and $6 million in gains on derivative instruments from put options related to our share repurchase program, partially offset by $502 million in other-than-temporary losses on investments and $15 million in interest expense.

(c)	Included $51 million in net realized gains on investments, $4 million in interest and dividend income and $1 million in equity in earnings of investees, partially offset by $33 million in other-than-temporary losses on investments and $7 million in interest expense.

(d)	The effective tax rates for the twelve months ended September 28, 2008 were approximately 17% for total Qualcomm (GAAP) and approximately 20% for Qualcomm pro forma.

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the twelve months ended September 28, 2008, included herein.

(f)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 15 of 18
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended September 28, 2008
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$1,153	$(98	)(a)	$(65)	$990
Less: capital expenditures	(357)	—		(57)	(414)

Free cash flow	$796	$(98)		$(122)	$576

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$2	$—		$(2)	$—
Cash transfers to QSI (2)	(128)	—		128	—

Net cash transfers	$(126)	$—		$126	$—

	Twelve Months Ended September 28, 2008
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$4,243	$(408	) (a)	$(14)	$(263)	$3,558
Less: capital expenditures	(725)	—		—	(672)	(1,397)

Free cash flow	$3,518	$(408)		$(14)	$(935)	$2,161

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$61	$—		$—	$(61)	$—
Cash transfers to QSI (2)	(970)	—		—	970	—

Net cash transfers	$(909)	$—		$—	$909	$—

(1)	Cash from sale of strategic debt and equity investments.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

	Three Months Ended September 30, 2007
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$1,136	$(41	)(a)	$(52)	$1,043
Less: capital expenditures	(220)	—		(27)	(247)

Free cash flow	$916	$(41)		$(79)	$796

	Twelve Months Ended September 30, 2007
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$4,252	$(240	)(a)	$(10)	$(191)	$3,811
Less: capital expenditures	(726)	—		—	(92)	(818)

Free cash flow	$3,526	$(240)		$(10)	$(283)	$2,993

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 16 of 18
Qualcomm Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)
ASSETS

	September 28,	September 30,
	2008	2007
Current assets:
Cash and cash equivalents	$1,840	$2,411
Marketable securities	4,571	4,170
Accounts receivable, net	4,038	715
Inventories	521	469
Deferred tax assets	289	435
Collateral held under securities lending	173	421
Other current assets	291	200

Total current assets	11,723	8,821
Marketable securities	4,858	5,234
Deferred tax assets	830	318
Property, plant and equipment, net	2,162	1,788
Goodwill	1,517	1,325
Other intangible assets, net	3,104	664
Other assets	369	345

Total assets	$24,563	$18,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$570	$635
Payroll and other benefits related liabilities	406	311
Income taxes payable	20	119
Unearned revenues	394	218
Obligations under securities lending	173	421
Other current liabilities	728	554

Total current liabilities	2,291	2,258
Unearned revenues	3,768	142
Income taxes payable	227	—
Other liabilities	333	260

Total liabilities	6,619	2,660

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series;
8 shares authorized; none outstanding at September 28, 2008 and September 30, 2007	—	—
Common stock, $0.0001 par value; 6,000 shares authorized;
1,656 and 1,646 shares issued and outstanding at September 28, 2008 and September 30, 2007, respectively	—	—
Paid-in capital	7,511	7,057
Retained earnings	10,717	8,541
Accumulated other comprehensive (loss) income	(284)	237

Total stockholders’ equity	17,944	15,835

Total liabilities and stockholders’ equity	$24,563	$18,495

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 17 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Revenues:
Equipment and services	$1,866	$1,569	$7,160	$5,765
Licensing and royalty fees	1,468	737	3,982	3,106

Total revenues	3,334	2,306	11,142	8,871

Operating expenses:
Cost of equipment and services revenues	922	725	3,414	2,681
Research and development	621	481	2,281	1,829
Selling, general and administrative	456	323	1,717	1,478

Total operating expenses	1,999	1,529	7,412	5,988

Operating income	1,335	777	3,730	2,883

Investment (expense) income, net	(228)	171	96	743

Income before income taxes	1,107	948	3,826	3,626
Income tax (expense) benefit	(229)	183	(666)	(323)

Net income	$878	$1,131	$3,160	$3,303

Basic earnings per common share	$0.53	$0.68	$1.94	$1.99

Diluted earnings per common share	$0.52	$0.67	$1.90	$1.95

Shares used in per share calculations:
Basic	1,650	1,660	1,632	1,660

Diluted	1,678	1,689	1,660	1,693

Dividends per share paid	$0.16	$0.14	$0.60	$0.52

Dividends per share announced	$0.16	$0.14	$0.60	$0.52

Qualcomm Announces Fourth Quarter and Fiscal 2008 Results	Page 18 of 18
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
Operating Activities:
Net income	$878	$1,131	$3,160	$3,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120	100	456	383
Revenues related to non-monetary exchanges	(172)		(172)	—
Non-cash income tax expense (benefit)	158	(274)	306	91
Non-cash portion of share-based compensation expense	148	117	541	488
Incremental tax benefits from stock options exercised	(98)	(41)	(408)	(240)
Net realized losses (gains) on marketable securities and other investments	3	(49)	(155)	(222)
Other-than-temporary losses on marketable securities and other investments	332	16	535	27
Other items, net	2	(47)	3	(43)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(475)	46	(653)	(16)
Inventories	95	(87)	(47)	(234)
Other assets	(52)	41	(17)	(96)
Trade accounts payable	(59)	82	(63)	209
Payroll, benefits and other liabilities	149	70	161	139
Unearned revenues	(39)	(62)	(89)	22

Net cash provided by operating activities	990	1,043	3,558	3,811

Investing Activities:
Capital expenditures	(414)	(247)	(1,397)	(818)
Purchases of available-for-sale securities	(2,736)	(2,571)	(7,680)	(8,492)
Proceeds from sale of available-for-sale securities	1,141	1,744	6,689	7,998
Increase in receivables for settlement of investments	(406)	—	(406)	—
Other investments and acquisitions, net of cash acquired	(15)	(19)	(298)	(249)
Change in collateral held under securities lending	153	(268)	248	(421)
Other items, net	(5)	71	25	84

Net cash used by investing activities	(2,282)	(1,290)	(2,819)	(1,898)

Financing Activities:
Proceeds from issuance of common stock	484	82	1,184	556
Incremental tax benefits from stock options exercised	98	41	408	240
Repurchase and retirement of common stock	—	(1,218)	(1,670)	(1,482)
Dividends paid	(266)	(230)	(982)	(862)
Change in obligations under securities lending	(153)	268	(248)	421
Other items, net	2	(1)	1	16

Net cash provided (used) by financing activities	165	(1,058)	# (1,307)	(1,111)

Effect of exchange rate changes on cash	(3)	—	(3)	2

Net (decrease) increase in cash and cash equivalents	(1,130)	(1,305)	(571)	804
Cash and cash equivalents at beginning of period	2,970	3,716	2,411	1,607

Cash and cash equivalents at end of period	$1,840	$2,411	$1,840	$2,411